SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

REPERIO EXPLORATION INC.

(Name of Registrant as Specified in Charter)

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3.	Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☐ Fee paid previously with preliminary materials.

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act

of 1934 as amended

REPERIO EXPLORATION INC.

650 – 1500 West Georgia Street

Vancouver, BC V6G 2Z6

(604) 628-7780

June 20, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Shareholders of Reperio Exploration Inc.:

We are mailing this information statement on or about July 1, 2007 to the shareholders of record of Reperio Exploration Inc., a Nevada corporation, at the close of business on June 20, 2007 (the “Record Date”). We are sending this information statement to you for information purposes only. We are not requesting any action on your part.

We are giving notice to our shareholders that on June 20, 2007, our board of directors have:

1.	approved an amendment to our articles of incorporation to change the name of our company to “Future Now Group Inc.” to more accurately reflect our proposed future business;
2.

approved an amendment to our articles of incorporation to effect a twelve (12) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock so that our authorized capital increases from 75,000,000 shares of common stock with a par value of $0.001 to 900,000,000 shares of common stock with a par value of $0.001 and correspondingly our issued and outstanding capital increases from 4,404,000 shares of common stock to 52,848,000 shares of common stock; and

3.	approved an amendment to our articles of incorporation to create 50,000,000 preferred shares with a par value of $0.001.

Our board of directors unanimously approved these amendments to our articles of incorporation on June 20, 2007. On June 20, 2007, the holders of a majority of the outstanding shares of common stock approved these amendments, by written consents, in accordance with the provisions of the Nevada Revised Statutes. Accordingly, your consent is not required and is not being solicited in connection with these amendments.

The proposed certificate of amendment, attached hereto as Schedule A, will become effective when we file it with the Secretary of State of Nevada. We anticipate such filing will occur not less than twenty (20) days following mailing to the shareholders of this information statement.

We will bear the entire cost of furnishing this information statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this information statement, since our incorporation on January 23, 2006, none of the following persons have had any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". No director has advised that he or she intends to oppose the amendments to the articles of incorporation, as more particularly described herein.

RECORD DATE AND VOTING SECURITIES

Only shareholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this information statement. Our authorized securities consist of 75,000,000 shares of common stock with a par value of $0.001 per share. As of the Record Date, there were 4,404,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of shareholders. There are no other issued and outstanding securities of our company entitled to vote in connection with such matters.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Beneficial Ownership

As used in this section, the term “beneficial ownership” with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Gordon A. Samson 2943 Woodcrest Place Surrey, British Columbia V4P 2K8 Canada	1,275,000	28.95%
David W Moore 11267 Sussex Place Delta, British Columbia V4E 2J8 Canada	150,000	3.41%
Mark R. Epstein(2) 650 – 1500 West Georgia Street Vancouver, British Columbia V6G 2Z6 Canada	150,000	3.41%
MRE Holdings Ltd.(2) 650 – 1500 West Georgia Street Vancouver, British Columbia V6G 2Z6 Canada	1,275,000	28.95%
Joanne Kotsiris 10802 155 Street Surrey, British Columbia V3R 6J1 Canada	150,000	3.41%
Directors and Executive Officers as a Group (4 persons)	3,000,000	68.12%
(1)	Based on 4,404,000 shares of common stock issued and outstanding as of the Record Date.
(2)	MRE Holdings Ltd. is a company wholly owned by Mr. Mark R. Epstein.

Changes in Control

On May 11, 2007, we executed a letter of intent to effect a reverse merger with Future Now, Inc. and its wholly owned subsidiary, Persuasion Architecture, Inc. after having determined to abandon our mineral exploration property in British Columbia, Canada. Pursuant to the letter of intent, our board of directors will resign and members of management of Future Now, Inc., Jeffrey Eisenberg, Bryan Eisenberg and William Schloth, will be appointed to our board of directors. Our new board of directors will decide upon our officers upon the closing of the reverse merger.

We are unaware of any other contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

AMENDMENTS TO OUR ARTICLES OF INCORPORATION

On June 20, 2007, our board of directors have approved the amendments to our articles of incorporation to change our name to “Future Now Group Inc.”, to effect a twelve (12) for one (1) forward stock split, and to create 50,000,000 preferred shares with a par value of $0.001. On June 20, 2007, the holders of a majority of the outstanding shares of common stock approved these amendments, by written consents, in accordance with the provisions of the Nevada Revised Statutes.

The proposed certificate of amendment, attached hereto as Schedule A, will become effective when we file it with the Secretary of State of Nevada. We anticipate such filing will occur not less than twenty (20) days following mailing to the shareholders of this information statement.

Name Change

In connection with the reverse merger contemplated under the letter of intent with Future Now, Inc. and its wholly owned subsidiary, Persuasion Architecture, Inc., our board of directors believes it is important that our name reflects our future business enterprise. Accordingly, on June 20, 2007, our board of directors unanimously approved “Future Now Group Inc.” as our name, which requires amendment to our articles of incorporation. Our name will change upon filing the certificate of amendment with the Secretary of State of Nevada.

Forward Stock Split

Our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, $0.001 par value. As of June 20, 2007, we have 4,404,000 shares of common stock issued and outstanding.

Our board of directors believes that it is prudent to effect the forward stock split for the purpose of completing the reverse merger with Future Now, Inc. and other general corporate purpose. Pursuant to the letter of intent, we are required to effect a twelve (12) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock so that our authorized capital increases from 75,000,000 shares of common stock with a par value of $0.001 to 900,000,000 shares of common stock with a par value of $0.001. After effecting the forward stock split, our issued and outstanding capital will increase from 4,404,000 shares of common stock to 52,848,000 shares of common stock.

The amendment to our articles of incorporation to effect the forward stock split will not have any immediate effect on the rights of existing shareholders. The increase in the authorized number of shares of our common stock due to the forward stock split could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company. If our board of directors deems it to be in our best interest to issue additional shares of common stock in the future from our authorized share capital, our board of directors generally will not seek further authorization by the shareholders unless such authorization is otherwise required by law or regulation.

Preferred Shares

On June 20, 2007, our board of directors approved an amendment to our articles of incorporation to alter our authorized share structure to include 50,000,000 preferred shares with a par value of $0.001, for which our board of directors may fix and determine by resolution the designations, rights, preferences, limitations, restrictions, and relative rights or other variations of each class or series within each class of preferred shares.

Our management and board of directors believe that the certificate of amendment to create the class of preferred shares will benefit our company by allowing greater flexibility. Among other things, our management believes that the certificate of amendment will help avoid delays and reduce expenses associated with convening a special meeting to approve alterations to our company’s authorized share structure. This benefit will facilitate private placement financings involving the issuance of preferred shares with specifically negotiated terms and conditions.

When the certificate of amendment is effected with the Secretary of State of Nevada, the terms of any preferred shares to be authorized, including dividend, interest rate, conversion rights and prices, redemption rights and prices, maturity dates and similar matters will be determined by our board of directors immediately prior to the time of issuance without shareholder approval.

Our board of directors may authorize and issue classes of preferred shares that have rights that are preferential to our common stock. Such rights may include:

•	the payment of dividends in preference and priority to any dividends on our common stock;
•	preference to any distributions upon any liquidation, dissolution or winding up of our company;
•	voting rights that may rank equally to, or in priority over, our common stock;
•	mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the preferred shares;
•	conversion provisions for the conversion of the preferred shares into common stock;
•	pre-emptive or first refusal rights in regards to future issuances of common stock or preferred shares by the company; or
•	rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the preferred shares.

As of the date of this information statement, we have not entered into any financing transaction. As a result, our board of directors cannot determine at this time what the rights and restrictions of the class or series of preferred shares will be or what the nature and approximate consideration that our company will receive upon the issuance of preferred shares.

DISSENTERS' RIGHTS

The Nevada Revised Statutes do not provide for dissent rights in connection with any of the actions described in this information statement, and we will not provide shareholders with any such right independently.

SHAREHOLDERS SHARING AN ADDRESS

We will deliver only one information statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement is delivered. A shareholder can notify us that the shareholder wishes to receive a separate copy of the information statement by contacting us at the address or phone number set forth above. Conversely, if multiple shareholders sharing an address receive multiple information statements and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Reperio Exploration Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

June 20, 2007

REPERIO EXPLORATION INC.

By:	/s/ Gordon A. Samson
Gordon A. Samson

                President and Director

SCHEDULE A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

REPERIO EXPLORATION INC.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE I

The name of the Corporation is:

Future Now Group Inc.

ARTICLE IV

The authorized capital stock of this Corporation consists of 900,000,000 shares of common stock with a par value of $0.001 and 50,000,000 preferred shares with a par value of $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine by resolution the designations, rights, preferences, limitations, restrictions, and relative rights or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

Pursuant to NRS 78.385 and NRS 78.390, and any successor statutory provisions, the Board of Directors is authorized to adopt a resolution to increase, decrease, add, remove or otherwise alter any current or additional classes or series of this Corporation’s capital stock by a board resolution amending these Articles, in the Board of Directors’ sole discretion for increases or decreases of any class or series of authorized stock where applicable pursuant to NRS 78.207 and any successor statutory provision, or otherwise subject to the approval of the holders of at least a majority of shares having voting rights, either in a special meeting or the next annual meeting of shareholders. Notwithstanding the foregoing, where any shares of any class or series would be materially and adversely affected by such change, shareholder approval by the holders of at least a majority of such adversely affected shares must also be obtained before filing an amendment with the Office of the Secretary of State of Nevada.

The capital stock of this Corporation shall be non-assessable and shall not be subject to assessment to pay the debts of the Corporation.

3.          The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 68.12%

4.	Effective date of filing (optional):
5.	Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.